                                                             EXHIBIT 9(c)

                                    FORM OF
                                [MFS FUND NAME]
               500 BOYLSTON STREET - BOSTON - MASSACHUSETTS 02116




                                       [Date]




MFS Service Center, Inc.
500 Boylston Street
Boston, MA  02116

Dear Sir/Madam:

         This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated [date], as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

         Please indicate your acceptance of the foregoing by signing below.

                                       Sincerely,

                                       [MFS FUND NAME]




                                       By:     W. THOMAS LONDON
                                               W. Thomas London
                                               Treasurer

Accepted and Agreed:

MFS SERVICE CENTER, INC.



By:  JAMES E. RUSSELL
     James E. Russell
     Treasurer
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                                                             ATTACHMENT 1
                                                             [DATE]



                          EXHIBIT B TO THE SHAREHOLDER
                       SERVICING AGENT AGREEMENT BETWEEN
                       MFS SERVICE CENTER, INC. ("MFSC")
                        AND MFS [Fund Name] (the "Fund")




1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.15% of the first $500 million of the assets of the series attributable to such class; 0.12% of the second $500 million of the assets of the series attributable to such class; 0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.22% of the first $500 million of the assets of the series attributable to such class; 0.18% of the second $500 million of the assets of the series attributable to such class; 0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFS, for MFSC's services as shareholder servicing agent, shall be:

         [_____]% of the first $500 million of the assets of the series attributable to such class;
         [_____]% of the second $500 million of the assets of the series attributable to such class;
         [_____]% over $1 billion of the assets of the series attributable to such class.